UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

Anadarko Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 9, 2015, the Board of Directors (the “Board”) of Anadarko Petroleum Corporation (the “Company”) elected Mr. Mark C. McKinley as a member of the Board, effective February 11, 2015. Mr. McKinley was also appointed as a member of the Board’s Audit Committee.

Mr. McKinley, 58, has served as Managing Partner of MK Resources LLC, a private oil and gas development company specializing in the recovery and production of crude oil and the development of unconventional resource projects, for more than ten years. Since October 2007 he has served as a director of Buckeye GP, LLC, the general partner of Buckeye Partners, L.P., a publicly traded midstream master limited partnership. He also is the founder and President of Labrador Oil Company, a private oil and natural gas exploration and development firm. Mr. McKinley currently serves on the Boards of Directors of the Merrymac McKinley Foundation and the Tip of the Spear Foundation.

In connection with his election to the Board, Mr. McKinley will receive $62,500 in value of deferred shares of the Company’s common stock, which is a pro rata grant based on a full-year value of $250,000. Mr. McKinley will also receive a pro rata portion of the Annual Board Retainer, which was increased to $110,000 effective as of January 1, 2015, and other previously disclosed benefits for non-management directors, plus expenses related to attendance, as well as a grant of deferred shares that is awarded on the date of the Company’s annual shareholder meeting upon each director’s election. The specific terms of the deferred share awards, as most recently approved by the Board’s Compensation and Benefits Committee, are described further in the Company’s annual proxy statement that was filed with the Securities and Exchange Commission on March 21, 2014. Mr. McKinley will also enter into a director indemnification agreement with the Company, the form of which has been previously filed with the Securities and Exchange Commission.

There are no arrangements or understandings between Mr. McKinley and any other person pursuant to which Mr. McKinley was selected as a director. Mr. McKinley does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. McKinley has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(b) On February 9, 2015, Mr. Charles W. Goodyear informed the Board of his decision not to stand for re-election as a director at the Company’s 2015 Annual Meeting of Stockholders. The decision not to stand for re-election is not as a result of any disagreement with the Company. Mr. Goodyear serves as a member of the Board’s Audit Committee.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated February 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)
February 11, 2015

	By:	/s/ Robert K. Reeves
Robert K. Reeves
Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 11, 2015.